UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2020

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2020, SunCoke Energy, Inc. (the “Company”) announced that the Company’s Jewell Coke Company, L.P. subsidiary located in Vansant, Virginia (“Jewell”), and its Haverhill Coke Company LLC subsidiary, located in Franklin Furnace, Ohio (“Haverhill”) each have amended their respective existing agreements to supply coke to ArcelorMittal USA LLC and/or certain of its affiliates (collectively, “AMUSA”).

The Amended and Restated Coke Supply Agreement, dated as of October 28, 2003, by and between Jewell and AMUSA, as amended (the “Jewell Coke Supply Agreement”) has been amended to, among other things: (i) extend the term by five years, such that the Jewell Coke Supply Agreement will expire on December 31, 2025, instead of December 31, 2020; (ii) reduce AMUSA’s minimum coke purchase obligation and Jewell’s corresponding coke supply obligation by one hundred fifty thousand (150,000) tons on an annualized basis for the 2020 contract year; (iii) reduce AMUSA’s minimum coke purchase obligation and Jewell’s corresponding coke supply obligation by approximately three hundred thousand (300,000) tons on an annualized basis for the 2021 contract year; (iv) reduce AMUSA’s minimum coke purchase obligation and Jewell’s corresponding coke supply obligation by approximately three hundred thousand (300,000) tons on an annualized basis for the 2022 through 2025 contract years; and (iv) designate Haverhill as a potential source of production for up to an aggregate four hundred thousand (400,000) tons of the coke supply obligation on an annualized basis under the Jewell Coke Supply Agreement for the period beginning January 1, 2022 and ending December 31, 2025.

The Coke Purchase Agreement, dated as of October 28, 2003, by and between Haverhill and AMUSA, as amended (the “Haverhill Coke Purchase Agreement”) has been amended to, among other things: (i) extend the term by five years, such that the Haverhill Coke Purchase Agreement will expire on December 31, 2025, instead of December 31, 2020; (ii) reduce AMUSA’s minimum coke purchase obligation and Haverhill’s corresponding coke supply obligation by approximately one hundred thousand (100,000) tons on an annualized basis for the 2020 contract year; (iii) reduce AMUSA’s minimum coke purchase obligation and Haverhill’s corresponding coke supply obligation by approximately one hundred fifty thousand (150,000) tons on an annualized basis for the 2021 contract year; and (iv) designate Jewell as a potential source of production for up to an aggregate one hundred fifty thousand (150,000) tons of coke on an annualized basis under the Haverhill Coke Purchase Agreement in the 2021 contract year.

Giving effect to the above-described changes, the Company anticipates total aggregate coke volumes produced at Jewell and Haverhill combined to be approximately: (i) one million ten thousand (1,010,000) tons on an annualized basis for the 2020 contract year; (ii) eight hundred thousand (800,000) tons on an annualized basis for the 2021 contract year; and (iii) four hundred thousand (400,000) tons on an annualized basis for the 2022 through 2025 contract years.

The foregoing brief descriptions are qualified in their entirety by reference to the respective amendments to the Jewell Coke Supply Agreement and the Haverhill Coke Purchase Agreement, copies of which amendments will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the Third Quarter of 2020.

Some of the statements contained in this report constitute forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended), including our expectations regarding the Jewell Coke Supply Agreement and the Haverhill Coke Purchase Agreement, as amended. Such statements are based on the current knowledge, beliefs and expectations of the Company, and the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include, but are not limited to, domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting the Company, as well as other risks and uncertainties described in the Company’s annual and quarterly reports and current reports on Form 8-K filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Fay West
Fay West
Senior Vice President and
Chief Financial Officer

Date: August 3, 2020